ASSET PURCHASE AGREEMENT

         This Agreement is made and entered into on February 25, 2002, by and between Greenwood Forest Products, Inc., an Oregon corporation, of 15895 SW 72nd Avenue, Suite 200, Portland, Oregon 97224 (herein referred to as "Greenwood"), and Jewett-Cameron Lumber Corporation, an Oregon corporation, of 3275 NW Hillcrest, North Plains, Oregon 97133 (herein referred to as "Jewett-Cameron").

                                    Recitals

         A. Greenwood owns and operates a business which purchases, processes and sells industrial wood and other products, principally to original equipment manufacturers, which it desires to sell, together with such of its assets as are useful or convenient to the operation of the business.
         B. Greenwood maintains its inventory at many locations throughout the country in order to allow for prompt deliveries to its customers, and is willing to stage the sale of its inventory to a purchaser of the business over a two-year period to assist in the financing of the purchase of the business.
         C. Jewett-Cameron is engaged in business as a manufacturer and wholesale distributor of lumber and other building materials and desires to acquire the business of Greenwood.
         D. Greenwood is willing to sell the business and certain assets to Jewett-Cameron and Jewett-Cameron is willing to purchase the business and such assets on the terms provided herein.
           Now therefore,
                                    Agreement
         For and in consideration of the mutual promises set forth herein the parties agree as follows:
         1. ACQUISITION TRANSACTION.
                  1.1. Sale of Equipment and Supplies. Greenwood agrees to sell to Jewett-Cameron and Jewett-Cameron agrees to purchase from Greenwood certain leasehold improvements, furniture, equipment and supplies as more fully set out in Schedule 1, attached to this agreement and by this reference incorporated herein, for the sum of $260,000 payable in good funds at closing. The conveyance shall be by Bill of Sale, in the form attached hereto as Exhibit A, to be executed by Greenwood and delivered to Jewett-Cameron at closing.

                  1.2. Assignment of Lease. Greenwood agrees to assign the lease of the premises located at Suite 200, 15895 SW 72nd Avenue, Portland, Oregon, where the business is principally conducted, to Jewett-Cameron at closing. Jewett-Cameron agrees to fully perform the lease in every material respect including the timely payment of rent and to hold Greenwood harmless from any loss or expense on account of any failure by Jewett-Cameron or its assignee to fully perform all of the material obligations under the lease. An assignment of the lease in the form attached hereto as Exhibit B, shall be executed by Greenwood and delivered to Jewett-Cameron at the closing.
                  1.3. License of Intellectual Property with Option to Purchase. Greenwood agrees to grant a license to Jewett-Cameron to use all of the intellectual property owned by Greenwood and useful to its business as more fully set out in Schedule 2, attached to this agreement and by this reference incorporated herein, for a period of two years from closing for $1,000, payable in advance at closing, with an option to purchase all of such rights at the end of the license term for $100, provided that Jewett-Cameron is not then in material default under this agreement. The purchase price shall be payable upon delivery by Greenwood of an assignment of such rights to Jewett-Cameron. The license shall be in the form attached hereto as Exhibit C, to be executed by Greenwood and delivered to Jewett-Cameron at closing.
                  1.4. Purchase of Inventories. Greenwood agrees to sell and Jewett-Cameron agrees to purchase Greenwood's inventories, work in process, raw materials and packaging (except the portions which are unusable as agreed by the parties prior to transfer) in stages over a two year period following closing, for a price equal to Greenwood's cost (including transportation, processing and storage) plus a premium of 2%, as follows: immediately upon execution of this agreement and prior to closing the parties will separate the inventory into seven discrete units by location. Greenwood shall sell and Jewett-Cameron shall purchase the first unit of inventory on May 31, 2002, and Greenwood shall sell and Jewett-Cameron shall purchase an additional unit at the end of each three month period thereafter until all of the units of inventory have been sold and purchased. The specific unit of inventory to be sold at the end of each three month period shall be selected by mutual agreement of the parties. Payment for each unit of inventory shall be due 30 days after purchase. Conveyance shall be by Bill of Sale.
                  1.5. Interim Services and Supply Agreement. During the two-year inventory transition period Greenwood agrees to replenish, process, and maintain inventories in keeping with its past practice at each of the locations where the inventory has not yet been sold. Jewett-Cameron agrees to provide Greenwood with all management and administrative services associated with purchasing, processing, and maintaining Greenwood's inventory at each such location for a fee of $150 per month for each unit of the 7 units of inventory described in Section 1.4 above that is retained by Greenwood. During the inventory  transition  period  Greenwood  will  also  sell  inventory  from such retained locations in the regular course of business exclusively to Jewett-Cameron to allow Jewett-Cameron to fill customer orders. Jewett-Cameron shall pay 102% of Greenwood's costs for all such purchases and payment shall be due 30 days after invoice and shipping. Jewett-Cameron agrees to assume the credit risk associated with its customers and to bear the loss of nonpayment.
         1.6. Purchase of Notes Receivable. Greenwood is carrying installment notes receivable from suppliers with an approximate principal balance of $240 thousand. At such time during the inventory transition period that Jewett-Cameron determines that the obligors on such notes are creditworthy it shall offer to purchase such notes from Greenwood for the then outstanding principal balance of such notes.
         1.7. Liabilities; Claims; and Indemnification. Jewett-Cameron agrees to assume no liabilities of Greenwood except for the accrued vacation of those employees of Greenwood who accept employment with Jewett-Cameron. Any returns or product liability claims for goods sold prior to the closing shall be the responsibility of Greenwood. Greenwood agrees to indemnify and hold Jewett-Cameron harmless from any such claims or liability or from claims for events which occurred prior to the closing, which indemnification is to be complete, and include all reasonable costs.
         Jewett-Cameron agrees to indemnify and hold Greenwood harmless from any claims resulting from its operation of the business being acquired, or from its use of "Greenwood" or other trade name, which indemnification is to be complete, and include all reasonable costs. The use of the name "Greenwood" by Jewett-Cameron shall not create any joint venture, partnership, or other liability sharing arrangement between the parties except as set forth in this agreement.
                   1.8.  Closing.  The closing  shall take place on February 28,
2002, or as soon thereafter as the parties shall mutually determine at the office of Greenwood, 15895 SW 72nd Avenue, Suite 200, Portland, Oregon. At closing, Greenwood will deliver to Jewett-Cameron a Bill of Sale in the form attached hereto as Exhibit A; an Assignment of Lease in the form attached hereto as Exhibit B, together with the consent of the landlord to the assignment; and a License with an Option to Purchase in the form attached hereto as Exhibit C. At closing Jewett-Cameron shall deliver to Greenwood $260,000 in good funds for the tangible assets plus $1,000 for the license of the intangible assets; and shall execute the Assignment of Lease, as assignee. Greenwood shall deliver such other instruments of sale and conveyance as Jewett-Cameron may reasonably request.
         2. REPRESENTATIONS & WARRANTIES OF GREENWOOD. Greenwood represents and warrants to Jewett-Cameron that:
                  2.1 Organization. Greenwood is a corporation duly organized, validly existing and in good standing under the laws of Oregon.
                  2.2 Authorization. Greenwood has full power and authority to execute and deliver this agreement and to perform its obligations hereunder. Greenwood and the shareholders of Greenwood have duly authorized the execution, delivery and performance of this agreement by Greenwood. This agreement constitutes the valid and legally binding obligation of Greenwood enforceable in accordance with its terms.
                  2.3. Noncontravention. Neither the execution and delivery of this agreement nor the consummation of the transactions contemplated hereby will
(a) violate any rule, order or other restriction of any government, governmental agency or court to which Greenwood is subject, or (b) any provision of the articles or bylaws of Greenwood, or (c) conflict with, result in a breach of, constitute a default under any agreement, contract, lease, license or other arrangement to which Greenwood is a party or by which it is bound, which might affect any of the assets subject to this agreement.
                  2.4. Permits. Greenwood has all requisite permits and licenses required to conduct its business as presently conducted. Greenwood warrants that all transferable operating licenses shall be transferred to Jewett-Cameron immediately upon the closing to avoid any interruption of business.
                  2.5. Broker's Fees. Greenwood has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transaction.
                  2.6. Title to Assets. Greenwood has a valid leasehold interest in the premises to be assigned under this agreement. Greenwood has good and marketable title to the fixtures, furnishings, equipment and supplies to be sold, which will be free and clear of all liens and encumbrances upon transfer to Jewett-Cameron.
         3. REPRESENTATIONS & WARRANTIES OF JEWETT-CAMERON. Jewett-Cameron represents and warrants to Greenwood that:.

                  3.1. Organization. Jewett-Cameron is a corporation duly organized, validly existing and in good standing under the laws of the state of Oregon.
                  3.2. Authorization. Jewett-Cameron has full power and authority to execute and deliver this agreement and to perform its obligations hereunder. This agreement constitutes a valid and legally binding obligation of Jewett-Cameron, enforceable in accordance with its terms.
                  3.3. Noncontravention. Neither the execution and delivery of this agreement nor the consummation of the transactions contemplated hereby will
(a) violate any rule or restriction of any government, governmental agency, or court to which Jewett-Cameron is subject, or any provision of its articles or bylaws; or (b) conflict with, result in a breach of, constitute a default under any agreement, contract, lease or other arrangement to which Jewett-Cameron is a party which would adversely affect the ability of Jewett-Cameron to fully perform its obligations hereunder.
                  3.4. Broker's Fees. Jewett-Cameron has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this transaction.
                  3.5. Inspection. Jewett-Cameron is familiar with the leasehold improvements, furnishings, equipment and supplies it is purchasing, has inspected the condition thereof to its satisfaction, and accepts such assets without warranties, except as to title.
         4. COVENANTS.
                  4.1. General. Between the execution of this agreement and the closing each of the parties agrees to use its best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this agreement. All further documents reasonably requested will be promptly executed.
                  4.2 Notices, Requests, Consents & Waivers. Greenwood will give such notices to third parties and will obtain such third party consents as may be required to convey the assets free and clear of any encumbrance and to assign the lease of the premises. Each of the parties will give any notices and make such filings as may be required under the rules of any government or governmental agency.
                  4.3 Operation of Business. Until the closing Greenwood will continue to operate its business and to direct its work force. During such period Greenwood will not take any action or enter into any transaction outside the ordinary course of business or which might adversely affect its ability to meet its obligations under this agreement, without the prior written consent of

Jewett-Cameron. Greenwood will keep its business substantially intact, including its present operations, physical facilities, and relationships with suppliers, and customers.
                  4.4. Greenwood's Employees. Greenwood shall be responsible for notifying its employees of this transaction. Greenwood shall be responsible for any compensation or other amounts payable to any employee of Greenwood for services rendered to Greenwood, including, but not limited to, bonus, salary, fringe benefits, including premiums on medical insurance and medical insurance coverage extending beyond the period of employment, pension and profit sharing benefits, or severance pay payable to any employee of Greenwood for any period or relating to service for Greenwood at any time prior to the closing.
         Greenwood shall determine which, if any, of its employees it wishes to retain after it has disposed of its principal business and shall terminate all of its other employees on or before the closing. Greenwood shall indemnify and hold Jewett-Cameron harmless from any and all liability concerning any action, complaint, grievance, or proceeding filed by any employee for any act alleged to have been committed before the closing.
         Jewett-Cameron agrees to offer employment to all of the employees of Greenwood, but not necessarily at the same rate of compensation or with equivalent fringe benefits. Jewett-Cameron agrees to assume the obligation for accrued vacation for those employees which accept its offer for employment.
                  4.5 Access to Premises and Records. Until the closing Greenwood will permit representatives of Jewett-Cameron reasonable access to its employees, premises and business records.
                  4.6. Exclusivity. Until the closing Greenwood will not solicit or encourage the submission of any proposal or offer from any person relating to the acquisition of any of the assets subject to this agreement or tolerate any such effort or attempt. Greenwood will notify Jewett-Cameron immediately if any person makes any such proposal or inquiry.
                  4.7. Restrictive Covenants. Greenwood agrees that it will not solicit or accept orders from its customers during the term of this agreement and for a period of one year after the completion of the purchase of the inventory as provided in Section 1.4 hereof. The parties specifically acknowledge the fairness and reasonableness of this restriction.
         For $10 and other valuable consideration, payable at the closing, the principal shareholder of Greenwood, James Dovenberg, agrees that he will not engage in any business in competition with

Jewett-Cameron in any capacity during the term of this agreement and for a period of one year after the completion of the purchase of the inventory as provided in Section 1.4 hereof.
                  4.9. Collection of Accounts.  Jewett-Cameron  agrees to assist in collecting sums due Greenwood for accounts receivable of customers and notes receivable of suppliers of the business purchased by Jewett-Cameron.
         5. CONDITIONS TO OBLIGATION TO CLOSE. The obligation of each of the parties to consummate the transactions to be performed by it in connection with the first closing is subject to the following conditions:
                  (a) The  representations  and warranties of the other party as set forth in sections 2 or 3 above shall be true and correct in all material respects as of the closing;
                  (b) The other party shall have performed and complied with all of its covenants hereunder in all material respects through the first closing;
                  (c) No action,  suit or proceeding shall be pending before any court, administrative agency, or arbitrator wherein an unfavorable order or ruling would prevent consummation of this transaction or cause the transaction to be rescinded following consummation;
                  (d) Any  necessary  consent or  approval  from any  regulatory agency shall have been received; and
                  (e)  Jewett-Cameron  shall have reached an agreement with each of Cary Dovenberg and James Pattillo concerning the terms of their employment by Jewett-Cameron. Either party may waive any condition specified in this subsection if it does so in writing at or prior to the closing.
         6. TERMINATION.
                  6.1.  Manner of  Termination.  The parties may terminate  this
Agreement by mutual written consent at any time prior to the closing. Either party may terminate this Agreement by written notice to the other party at any time prior to the closing if the other party has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the aggrieved party has notified the other party of the breach, and the breach has continued without cure for a period of ten (10) days following notice of breach, or if the closing shall not have occurred by May 31, 2002, by reason of the failure of any condition precedent under section 5 hereof.

                  6.2. Effect of Termination. If this Agreement is terminated pursuant to 6.1 above, all rights and obligations of the parties hereunder shall terminate without any liability of either party to the other except for the liability of any party for any breach.
                  6.3. Liquidated Damages. In the event this Agreement is terminated by reason of a material breach of this agreement, the parties agree that the aggrieved party shall be entitled to recover liquidated damages from the other party in the amount of $25,000, immediately following the intended closing date.
         7. MISCELLANEOUS.
                  7.1. Press Releases & Announcements. No press release or public announcement relating to the subject matter of this agreement shall be made except as approved in advance in writing by both parties.
                  7.2. No Third Party Beneficiaries. This agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
                  7.3. Succession and Assignment. This agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither party may assign either this agreement or any of its rights, interests or delegate its obligations hereunder without the prior written approval of the other party; except that Jewett-Cameron may assign this agreement to a wholly-owned subsidiary, provided that any such assignment shall not relieve Jewett-Cameron from any liability for non-performance of this agreement.
                  7.4. Notices. All notices hereunder will be in writing. Any notice shall be deemed duly given if (and then two business days after) sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as follows:
           If to Greenwood:                        If to Jewett-Cameron :
           ----------------                        ---------------------
       Mr. James Dovenberg.                    Mr. Donald Boone,
       Greenwood Corporation                   Jewett-Cameron Lumber Corporation
       15895 SW 72nd Avenue, Suite 200         P. O. Box 1010
       Portland, Oregon 97224                  North Plains, OR 97133
       Telephone (503) 670-9663                Telephone (503) 647-0110
       Telecopy (503) 670-7755                 Telecopy (503) 647-2272

               Copy to                                   Copy to
               -------                                   -------
         Bruce D. Kayser                         Delbert Weaver, Esq.
         1001 SW Fifth Avenue, Suite 1700        851 SW Sixth Avenue, Suite 1350
         Portland, OR 97204                      Portland, OR 97204
         Telephone (503) 226-3031                Telephone (503) 227-2990
         Telecopy (503) 774-7488                 Telecopy  (503) 224-7324

         Either party may send any notice hereunder to the other party using any other means but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.
                  7.5. Amendments & Waivers. No amendment of this agreement shall be valid unless the same shall be in writing and signed by Greenwood and Jewett-Cameron.
                  7.6. Expenses. Each party shall bear its own costs and expenses, including legal fees, incurred in connection with this agreement and transaction.
                  7.7. Specific Performance. Each party acknowledges and agrees that the other party would be damaged irreparably in the event that any of the provisions of this agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each party agrees that the other party shall be entitled to an injunction to prevent breaches of the provisions of this agreement and to enforce specifically this agreement and the terms and provisions hereof in any action instituted in any court having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled at law or in equity.
         7.8 Attorneys Fees. If suit or action is brought for breach of this agreement or to enforce any of the provision hereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorneys fees to be allowed the prevailing party and if an appeal is taken the losing party on appeal promises to pay such sum as the appellate court shall adjudge reasonable as attorneys fees to be allowed the prevailing party on such appeal.
         In witness whereof, the parties have caused this agreement to be executed by their duly authorized officers on the day and year first above written.

                       GREENWOOD FOREST PRODUCTS, INC.


                       by /s/James Dovenberg
                         --------------------------------
                                    Chairman



                        JEWETT-CAMERON LUMBER CORPORATION


                       by /s/Donald Boone
                         --------------------------------
                                    President